Evolus Reports Third Quarter 2024 Results

•Total Net Revenue of $61.1 Million for Q3 2024, Up 22% from Q3 2023; Year-To-Date Growth of 33%
•Received Approval for Estyme® Injectable Hyaluronic Acid (HA) Gels in the European Union; Experience Program to Launch Immediately with Full Launch Expected in the Second Half of 2025
•Premarket Approval (PMA) Application for Evolysse™ Form and Evolysse™ Smooth Injectable HA Gels Currently Under Review by the U.S. Food and Drug Administration (FDA) with Approval and Launch Expected by September 2025
•Narrows Full-Year 2024 Net Revenue Guidance to $260 Million to $266 Million, Representing Year-Over-Year Growth of 29% to 32%
•Reaffirms Non-GAAP Profitability1 in Q4 2024 and Full Year 2025
•Remains on Track to Achieve Projected Total Net Revenue Goal of At Least $700 Million and Operating Margin of At Least 20% by 2028

NEWPORT BEACH, Calif., November 6, 2024 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a focus on building an aesthetic portfolio of consumer brands, today reported financial results for the third quarter ended September 30, 2024, and provided a business update.
“Our third quarter results underscore the momentum we’ve been building throughout the year,” said David Moatazedi, President and Chief Executive Officer. “We continue to deliver growth at multiples above the market, validating our performance beauty approach in the medical aesthetics industry. Jeuveau®, our flagship brand, resonates with a younger generation of consumers, as demonstrated by the recent achievement of over one million total consumers enrolled in our loyalty program. Our deep customer engagement and cash-pay focus differentiate us in the category and pave the way for the upcoming launch of Evolysse™.”
“Last week, we received approval for Estyme® in the European Union, putting Evolus in a unique position as one of only five companies in Europe with both a neurotoxin and injectable HA gel line. We have initiated our early experience program and expect a full launch in the second half of 2025. Key learnings from Europe will inform the U.S. launch of our first two Evolysse™ injectable HA gels, Form and Smooth, which we anticipate will take place by September 2025, followed by Sculpt in 2026, and Lips in 2027. These launches will enable us to expand our market presence while benefiting from our existing infrastructure.”
Third Quarter 2024 Highlights and Recent Developments
•The company’s key performance indicators demonstrated continued strong momentum during the third quarter.
◦Evolus added over 600 new customer accounts in the quarter, bringing the total number of customers purchasing since launch to nearly 14,500. The reorder rate among customers was approximately 70%2.
◦Members in the Evolus RewardsTM consumer loyalty program grew by over 72,000 to approximately 975,0003. As of November 2024, the Evolus RewardsTM consumer loyalty program has surpassed 1 million enrolled consumers.
◦Total Evolus RewardsTM redemptions for the quarter hit an all-time high of over 190,0003 with existing patients receiving repeat treatments at the rate of approximately 65%, which demonstrates growing consumer adoption and utilization. As of November 2024, total Evolus RewardsTM redemptions have surpassed 2 million reflective of sustained brand loyalty.

◦Launched Club Evolus™, the first subscription-based program by a neurotoxin manufacturer, in early November.
•Evolus received approval for its Estyme® injectable hyaluronic acid (HA) gels in the European Union, with an experience program to launch immediately, and full launch expected in the second half of 2025.
Third Quarter 2024 Financial Results
•Total net revenues for the third quarter of 2024 increased 22% to $61.1 million from $50.0 million in the third quarter of 2023 driven primarily by higher volumes of Jeuveau®.
•Gross profit margin and adjusted gross profit margin were 68.9% and 70.2%, respectively. Adjusted gross profit margin, which excludes amortization of intangible assets, aligns with company guidance for the full year, as noted below.
•Operating expenses for the third quarter of 2024 were $76.6 million, compared to $74.6 million in the second quarter of 2024.
•Non-GAAP operating expenses for the third quarter of 2024 were $49.6 million, compared to $46.7 million in the second quarter of 2024. Non-GAAP operating expenses exclude product cost of sales, stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Loss from operations for the third quarter of 2024 was $15.5 million, compared to $7.7 million in the second quarter of 2024. Non-GAAP loss from operations in the third quarter of 2024 was $6.7 million compared to a $1.1 million income from operations in the second quarter of 2024. The decline in operating income quarter over quarter was primarily driven by typical seasonality of revenue. Non-GAAP income (loss) from operations excludes stock-based compensation expense, revaluation of the contingent royalty obligation, and depreciation and amortization.
•Cash and cash equivalents at September 30, 2024 were $85.0 million compared to $93.7 million at June 30, 2024, representing a single-digit cash use for the quarter and continued progress toward cash generation.

Outlook
•Evolus narrows its full year total net revenue guidance to $260 million to $266 million, representing year-over-year growth of 29% to 32% from 2023 results and well above the estimated growth rate of the aesthetic neurotoxin market.
•The company continues to expect its adjusted gross profit margin for the full year 2024 to be between 68% and 71%.
•Evolus continues to expect its full-year non-GAAP operating expenses to be between $185 million and $190 million.
•The company continues to expect to achieve positive non-GAAP operating income on a consolidated basis for the fourth quarter of 2024 and for the full year 2025.
•PMA application for Evolysse™ Form and Evolysse™ Smooth injectable HA gels currently under review by the U.S. FDA with approval and launch expected by September 2025.
•The company projects total net revenue of at least $700 million by 2028, a compound annual growth rate of 28% from 2023, based on the combination of its existing aesthetic neurotoxin business and anticipated launch of the novel line of injectable hyaluronic acid gels beginning in 2025.
•Evolus continues to expect to expand operating margins by leveraging its highly synergistic, existing infrastructure, with a target of at least 20% by 2028.

Conference Call Information
Management will host a conference call and live webcast to discuss Evolus’ financial results today at 4:30 p.m. ET. To participate in the conference call, dial (877) 407-6184 (U.S.) or (201) 389-0877 (international) or connect to the live webcast via the link on the Investor Relations page of our website at www.evolus.com.

Following the completion of the call, an audio replay can be accessed for 48 hours by dialing (877) 660-6853 (U.S.) or (201) 612-7415 (international) and using conference number 13749542. An archived webcast, which will remain available for 30 days, can also be accessed on the Investor Relations page of our website at www.evolus.com.
About Evolus, Inc.
Evolus (NASDAQ: EOLS) is a global performance beauty company evolving the aesthetic neurotoxin market for the next generation of beauty consumers through its unique, customer-centric business model and innovative digital platform. Our mission is to become a global, multi-product aesthetics company based on our flagship product, Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Evolus is expanding its product portfolio having entered into a definitive agreement to be the exclusive U.S. distributor of Evolysse™, and the exclusive distributor in Europe of Estyme®, a line of unique injectable hyaluronic acid (HA) gels. These injectable HA gels are currently in the late stages of the regulatory approval process, with plans, upon approval, for a launch starting in 2025. Visit us at www.evolus.com, and follow us on LinkedIn, X, Instagram or Facebook.
1 "Profitability" is not a measure presented in accordance with GAAP. Within this press release, “profitability” is defined as achieving positive non-GAAP operating income. See "Use of Non-GAAP Financial Measures" below for more information on the company's use and definitions of non-GAAP measures.
2 Represents cumulative statistics from the launch of Jeuveau® in May 2019 through September 30, 2024.
3 Represents cumulative statistics from the launch of Evolus RewardsTM in May 2020 through September 30, 2024.

Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations. Adjusted gross profit is calculated as gross profit excluding amortization of an intangible asset. Adjusted gross profit margin is defined as adjusted gross profit as a percentage of total net revenues. Non-GAAP operating expenses and non-GAAP income (loss) from operations exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization. Management believes that adjusted gross profit and adjusted gross profit margin are important measures for investors because management uses adjusted gross profit margin as a key performance indicator to evaluate the profitability of sales without giving effect to costs that are not core to our cost of sales, such as the amortization of an intangible asset. Management believes that non-GAAP operating expenses and non-GAAP income (loss) from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP income (loss) from operations will enable investors to assess the company in the same way that management has historically assessed the company’s operating expenses against comparable companies with conventional accounting methodologies. The company’s definitions of adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations have limitations as analytical tools and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of our historical adjusted gross profit, adjusted gross profit margin, non-GAAP operating expenses and non-GAAP income (loss) from operations presented herein to gross profit, gross profit margin, GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin,” “Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses” and “Reconciliation of GAAP (Loss) from Operations to Non-GAAP Income (Loss) from Operations” in the financial schedules below. In addition, this press release includes information regarding the company’s expected adjusted gross profit margin and non-GAAP operating expenses for full year 2024 and the company’s expected non-GAAP operating income (loss) for the fourth quarter of 2024 and full year 2025. Evolus has not provided a reconciliation of such forward-looking non-GAAP adjusted gross profit margin, non-GAAP operating expenses or non-GAAP operating (loss) because a reconciliation of such measures to forward-looking GAAP gross profit margin, GAAP operating expenses and GAAP loss from operations, respectively, the most directly comparable GAAP financial measures, is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the forward-looking outlook for these non-GAAP financial measures that have not yet occurred and/or cannot be reasonably predicted. Such unavailable information could have a significant impact on Evolus’ GAAP financial results.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical or current facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, or other comparable terms intended to identify statements about the future. The company’s forward-looking statements include, but are not limited to, statements related to anticipated product launches; market conditions and consumer demand; timing of regulatory submissions and approvals; expansions into new markets; the company’s long-term revenue outlook and its financial outlook for 2024 and, in the case of non-GAAP operating income, 2025; and the company’s cash position and expectations for reaching profitability1 and funding the company’s operations.
The forward-looking statements included herein are based on our current expectations, assumptions, estimates and projections, which we believe to be reasonable, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control, include, but are not limited to uncertainties associated with our ability to comply with the terms and conditions in the Medytox Settlement Agreements, our ability to fund our future operations or obtain financing to fund our operations, unfavorable global economic conditions and the impact on consumer discretionary spending, uncertainties related to customer and consumer adoption of Jeuveau® and Evolysse™, the efficiency and operability of our digital platform, competition and market dynamics, our ability to successfully launch and commercialize our products in new markets, including the Evolysse™ Hyaluronic Acid (HA) gels in the U.S., our ability to maintain regulatory approvals of Jeuveau® or obtain regulatory approvals for new product candidates or indications, our reliance on Symatese to achieve regulatory approval for the Evolysse™ HA gel line in the U.S., and other risks described in our filings with the Securities and Exchange Commission, including in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the Securities and Exchange Commission on July 31, 2024, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 expected to be filed with the Securities and Exchange Commission on or about November 6, 2024. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If we do update or revise one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.
Jeuveau® and Nuceiva®, are registered trademarks and Evolysse™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
Estyme® is a trademark of Symatese Aesthetics S.A.S.

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Investor Contact:
Nareg Sagherian
Vice President, Head of Global Investor Relations and Corporate Communications
Tel: 248-202-9267
Email: ir@evolus.com

Media Contact:
Email: media@evolus.com

Evolus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$60,164	$49,323	$185,350	$139,050
Service revenue	921	696	1,977	2,036
Total net revenues	61,085	50,019	187,327	141,086

Operating expenses:
Product cost of sales (excludes amortization of intangible assets)	18,223	15,431	55,367	42,289
Selling, general and administrative	52,506	43,328	147,781	121,886
Research and development	2,314	1,587	6,742	4,176
In-process research and development	—	—	—	4,441
Revaluation of contingent royalty obligation payable to Evolus Founders	2,428	1,802	5,611	5,132
Depreciation and amortization	1,087	1,311	3,923	3,760
Total operating expenses	76,558	63,459	219,424	181,684
Loss from operations	(15,473)	(13,440)	(32,097)	(40,598)
Other income (expense):
Interest income	928	306	2,474	569
Interest expense	(4,764)	(3,786)	(14,162)	(9,757)
Other income (expense), net	273	21	380	2
Loss before income taxes:	(19,036)	(16,899)	(43,405)	(49,784)
Income tax expense	134	24	224	70
Net loss	$(19,170)	$(16,923)	$(43,629)	$(49,854)
Other comprehensive loss:
Unrealized loss, net of tax	(88)	(138)	(262)	(269)
Comprehensive loss	$(19,258)	$(17,061)	$(43,891)	$(50,123)
Net loss per share, basic and diluted	$(0.30)	$(0.30)	$(0.71)	$(0.88)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	63,149	57,023	61,563	56,808

Evolus, Inc.
Summary of Consolidated Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2024	December 31, 2023
Cash and cash equivalents	$85,035	$62,838
Accounts receivable, net	44,642	30,529
Inventories	14,892	10,998
Prepaid expenses and other current assets	5,792	8,056
Total current assets	150,361	112,421
Noncurrent assets	79,247	76,577
Total assets	$229,608	$188,998
Accounts payable and accrued expenses	$48,785	$38,084
Other current liabilities	12,030	10,207
Total current liabilities	60,815	48,291
Term loan, net of discount and issuance costs	121,208	120,359
Other noncurrent liabilities	41,695	41,037
Total liabilities	$223,718	$209,687
Total stockholders’ equity (deficit)	$5,890	$(20,689)

Evolus, Inc.
Summary of Consolidated Cash Flows
(Unaudited, in thousands)

	Nine Months Ended September 30,			Three Months Ended September 30,
	2024	2023		2024
Net cash (used in) provided by:
Operating activities	$(22,807)	$(34,821)	*	$(5,722)
Investing activities	(3,461)	(1,266)		(1,410)
Financing activities	48,727	21,119		(1,416)
Effect of exchange rates on cash	(262)	(269)		(88)
Change in cash and cash equivalents	22,197	(15,237)		(8,636)
Cash and cash equivalents, beginning of period	62,838	53,922		93,671
Cash and cash equivalents, end of period	$85,035	$38,685		$85,035

*Includes a settlement payment of $5.0 million to Allergan/Medytox in the nine months ended September 30, 2023.

Evolus, Inc.
Reconciliation of Gross Profit Margin to Adjusted Gross Profit Margin
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total net revenues	$61,085	$50,019	$187,327	$141,086
Cost of sales:
Product cost of sales (excludes amortization of intangible assets)	18,223	15,431	55,367	42,289
Amortization of distribution right intangible asset	763	738	2,290	2,216
Total cost of sales	18,986	16,169	57,657	44,505
Gross profit	42,099	33,850	129,670	96,581
Gross profit margin	68.9%	67.7%	69.2%	68.5%
Add: Amortization of distribution right intangible asset	763	738	2,290	2,216
Adjusted gross profit	$42,862	$34,588	$131,960	$98,797
Adjusted gross profit margin	70.2%	69.1%	70.4%	70.0%

Evolus, Inc.
Reconciliation of GAAP Operating Expenses to
Non-GAAP Operating Expenses
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2024	2023	2024	2023	2024
GAAP operating expense	$76,558	$63,459	$219,424	$181,684	$74,611
Adjustments:
Product cost of sales (excludes amortization of intangible assets)	18,223	15,431	55,367	42,289	19,077
Revaluation of contingent royalty obligation	2,428	1,802	5,611	5,132	1,605
Stock-based compensation:
Included in selling, general and administrative	4,955	4,295	15,370	11,445	5,552
Included in research and development	265	301	713	616	232
Depreciation and amortization	1,087	1,311	3,923	3,760	1,427
Non-GAAP operating expense	$49,600	$40,319	$138,440	$118,442	$46,718

Evolus, Inc.
Reconciliation of GAAP (Loss) from Operations to
Non-GAAP Income (Loss) from Operations
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended June 30,
	2024	2023	2024	2023	2024
GAAP (loss) from operations	$(15,473)	$(13,440)	$(32,097)	$(40,598)	$(7,702)
Adjustments:
Revaluation of contingent royalty obligation	2,428	1,802	5,611	5,132	1,605
Stock-based compensation:
Included in selling, general and administrative	4,955	4,295	15,370	11,445	5,552
Included in research and development	265	301	713	616	232
Depreciation and amortization	1,087	1,311	3,923	3,760	1,427
Non-GAAP income (loss) from operations	$(6,738)	$(5,731)	$(6,480)	$(19,645)	$1,114